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                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406)
and on Form S-3 (Nos. 333-46055, 33-38869, 333-45377, 333-56873, 333-62156,
333-69294, 333-82212, 333-121502, 333-121504, 333-125077 and 333-131393) of
Vector Group Ltd. of our report dated February 18, 2005 relating to the financial statements of Douglas Elliman Realty, LLC as of and for the year then ended December 31, 2004 which appears in this Form 10-K/A.




/s/ PricewaterhouseCoopers LLP
Melville, NY
March 21, 2006